Exhibit 99.1

Enova Reports Third Quarter 2022 Results

  Total revenue increased 12% sequentially and 42% from the third quarter of 2021 to $456 million
  Strong profitability with diluted earnings per share of $1.57 and adjusted earnings per share of $1.74
  Total company originations were $1.2 billion, 10% higher sequentially and 40% higher than originations for the third quarter of 2021
  Continued solid credit performance with a sequentially stable total company net revenue margin of 64% as third quarter total consolidated portfolio net charge-offs as a percentage of average combined loan and finance receivables of 8.4% remained below pre-pandemic levels
  The credit outlook for the consolidated portfolio remained stable at the end of the third quarter as the fair value of the consolidated portfolio as a percentage of principal rose sequentially to 108% and the ratio of total receivables past due 30 days or more of 5.6% at September 30 was flat to the end of the third quarter of 2021
  At September 30, total liquidity was $769 million, including cash and marketable securities of $189 million and available capacity on committed facilities of $580 million

CHICAGO, Oct. 27, 2022 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company powered by machine learning and artificial intelligence, today announced financial results for the third quarter ended September 30, 2022.

"We are pleased with our strong results this quarter," said David Fisher, Enova's Chief Executive Officer. "The benefits of our diversified portfolio, strong balance sheet and ample liquidity are certainly becoming evident in this uncertain economic environment. Our vast experience in online lending allows us to effectively leverage these strengths to position each of our products and our business overall to succeed both in the short and long term. We continue to see solid demand across both our consumer and small business customers and have been able to effectively manage that demand to grow originations and receivables while maintaining stable credit metrics. While we are cautiously optimistic that our customers will be able to weather the current economic environment, we will continue to adjust our models as necessary, to ensure that we produce sustainable and profitable growth."

Third Quarter 2022 Summary

  Total revenue of $456 million in the third quarter of 2022 increased 42% from $320 million in the third quarter of 2021.
  Net revenue margin of 64% in the third quarter of 2022 compared to 77% in the third quarter of 2021.
  Net income attributable to Enova International, Inc. of $52 million, or $1.57 per diluted share, in the third quarter of 2022 compared to $52 million, or $1.36 per diluted share, in the third quarter of 2021.
  Third quarter 2022 adjusted EBITDA, a non-GAAP measure, of $115 million compared to $100 million in the third quarter of 2021.
  Adjusted earnings of $57 million, or $1.74 per diluted share, both non-GAAP measures, in the third quarter of 2022 compared to adjusted earnings of $57 million, or $1.50 per diluted share, in the third quarter of 2021.

"We are pleased to report another quarter of solid top and bottom-line financial performance that was in line with our expectations and characterized by continued growth, stable credit, operating cost discipline and balance sheet flexibility," said Steve Cunningham, CFO of Enova. "We remain confident that we are well positioned to adapt to the evolving macro environment as our experienced team continues to successfully leverage our diversified product offerings, machine-learning-powered credit risk management capabilities and solid balance sheet."

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its third quarter 2022 results at 4 p.m. Central Time / 5 p.m. Eastern Time today, October 27th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until November 3, 2022, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 7423767.

About Enova

Enova International (NYSE: ENVA) is a leading financial technology company providing online financial services through its artificial intelligence and machine learning powered lending platform. Enova serves the needs of non-prime consumers and small businesses, who are frequently underserved by traditional banks. Enova has provided more than 7.5 million customers with over $40 billion in loans and financing with market leading products that provide a path for them to improve their financial health. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for transaction-related costs, other nonoperating expenses and equity method investment income shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

	September 30,		December 31,
	2022	2021	2021
Assets
Cash and cash equivalents	$87,727	$229,088	$165,477
Restricted cash	84,412	59,053	60,406
Loans and finance receivables at fair value	2,765,123	1,635,282	1,964,690
Income taxes receivable	40,609	4,799	51,104
Other receivables and prepaid expenses	59,470	52,975	52,274
Property and equipment, net	89,375	81,149	78,402
Operating lease right-of-use assets	20,273	36,105	23,101
Goodwill	279,275	279,275	279,275
Intangible assets, net	29,403	37,458	35,444
Other assets	53,747	52,315	51,310
Total assets	$3,509,414	$2,467,499	$2,761,483
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$168,978	$124,584	$156,102
Operating lease liabilities	35,320	61,985	40,987
Deferred tax liabilities, net	99,312	71,297	86,943
Long-term debt	2,059,577	1,075,380	1,384,399
Total liabilities	2,363,187	1,333,246	1,668,431
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 44,200,180, 43,224,666 and 43,423,572 shares issued and 31,628,122, 36,427,705 and 34,144,012 outstanding as of September 30, 2022 and 2021 and December 31, 2021, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	245,092	217,051	225,689
Retained earnings	1,262,313	1,057,111	1,105,761
Accumulated other comprehensive loss	(7,255)	(8,185)	(8,540)
Treasury stock, at cost (12,572,058, 6,796,961 and 9,279,560 shares as of September 30, 2022 and 2021 and December 31, 2021, respectively)	(353,923)	(133,041)	(229,858)
Total Enova International, Inc. stockholders' equity	1,146,227	1,132,936	1,093,052
Noncontrolling interest	—	1,317	—
Total stockholders' equity	1,146,227	1,134,253	1,093,052
Total liabilities and stockholders' equity	$3,509,414	$2,467,499	$2,761,483

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Revenue	$456,200	$320,160	$1,249,921	$844,324
Change in Fair Value	(162,005)	(73,778)	(422,465)	(100,443)
Net Revenue	294,195	246,382	827,456	743,881
Operating Expenses
Marketing	101,278	79,726	286,000	163,548
Operations and technology	45,953	37,966	128,945	108,628
General and administrative	37,182	33,557	105,400	116,321
Depreciation and amortization	11,270	8,914	28,368	23,001
Total Operating Expenses	195,683	160,163	548,713	411,498
Income from Operations	98,512	86,219	278,743	332,383
Interest expense, net	(30,924)	(18,163)	(78,357)	(57,493)
Foreign currency transaction gain (loss)	363	(109)	70	(383)
Equity method investment (loss) income	(129)	529	6,522	2,558
Other nonoperating expenses	(230)	—	(1,321)	(1,128)
Income before Income Taxes	67,592	68,476	205,657	275,937
Provision for income taxes	15,884	16,667	49,105	67,607
Net income before noncontrolling interest	51,708	51,809	156,552	208,330
Less: Net income attributable to noncontrolling interest	—	261	—	685
Net income attributable to Enova International, Inc.	$51,708	$51,548	$156,552	$207,645
Earnings Per Share attributable to Enova International, Inc.:
Earnings per common share:
Basic	$1.62	$1.40	$4.80	$5.68
Diluted	$1.57	$1.36	$4.64	$5.48
Weighted average common shares outstanding:
Basic	31,912	36,744	32,589	36,554
Diluted	32,966	37,984	33,772	37,874

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (dollars in thousands) (Unaudited)

	Nine Months Ended September 30,
	2022	2021
Total cash flows provided by operating activities	$624,860	$325,157
Cash flows from investing activities
Loans and finance receivables	(1,200,390)	(470,416)
Acquisitions	—	(29,153)
Capitalization of software development costs and purchases of fixed assets	(33,290)	(22,031)
Sale of a subsidiary	8,713	—
Other investing activities	—	25
Total cash flows used in investing activities	(1,224,967)	(521,575)
Cash flows provided by financing activities	545,846	115,433
Effect of exchange rates on cash, cash equivalents and restricted cash	517	(74)
Net decrease in cash, cash equivalents and restricted cash	(53,744)	(81,059)
Cash, cash equivalents and restricted cash at beginning of year	225,883	369,200
Cash, cash equivalents and restricted cash at end of period	$172,139	$288,141

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES
LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA
(dollars in thousands)

The following table includes financial information for loans and finance receivables, which is based on loan and finance receivable balances for the three months ended September 30, 2022 and 2021.

Three Months Ended September 30,	2022	2021	Change
Ending combined loan and finance receivable principal balance:
Company owned	$2,552,609	$1,586,449	$966,160
Guaranteed by the Company(a)	11,843	11,354	489
Total combined loan and finance receivable principal balance(b)	$2,564,452	$1,597,803	$966,649
Ending combined loan and finance receivable fair value balance:
Company owned	$2,765,123	$1,635,282	$1,129,841
Guaranteed by the Company(a)	16,144	16,921	(777)
Ending combined loan and finance receivable fair value balance(b)	$2,781,267	$1,652,203	$1,129,064
Fair value as a % of principal(c)	108.5%	103.4%	5.1%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$2,630,537	$1,650,771	$979,766
Guaranteed by the Company(a)	14,330	13,239	1,091
Ending combined loan and finance receivable balance(b)	$2,644,867	$1,664,010	$980,857
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$2,515,129	$1,540,424	$974,705
Guaranteed by the Company(a)(d)	14,421	11,366	3,055
Average combined loan and finance receivable balance(a)(d)	$2,529,550	$1,551,790	$977,760

Revenue	$449,817	$316,042	$133,775
Change in fair value	(160,308)	(72,546)	(87,762)
Net revenue	289,509	243,496	46,013
Net revenue margin	64.4%	77.0%	(12.6)%

Delinquencies:
>30 days delinquent	$147,688	$90,782	$56,906
>30 days delinquent as a % of loan and finance receivable balance(c)	5.6%	5.5%	0.1%

Charge-offs:
Charge-offs (net of recoveries)	$211,540	$64,896	$146,644
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	8.4%	4.2%	4.2%

(a)	Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.
(b)	Non-GAAP measure.
(c)	Determined using period-end balances.
(d)	The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

Adjusted Earnings Measures
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income attributable to Enova International, Inc.	$51,708	$51,548	$156,552	$207,645
Adjustments:
Transaction-related costs(a)	—	—	—	1,424
Lease termination and cease-use gain(b)	—	(113)	—	(113)
Equity method investment loss (income)(c)	129	—	(6,194)	—
Other nonoperating expenses(d)	230	—	1,321	1,128
Intangible asset amortization	2,014	2,013	6,041	4,848
Stock-based compensation expense	5,457	5,018	15,957	16,072
Foreign currency transaction (gain) loss	(363)	102	(70)	373
Cumulative tax effect of adjustments	(1,871)	(1,581)	(3,174)	(5,843)

Adjusted earnings	$57,304	$56,987	$170,433	$225,534

Diluted earnings per share	$1.57	$1.36	$4.64	$5.48

Adjusted earnings per share	$1.74	$1.50	$5.05	$5.95

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income attributable to Enova International, Inc.	$51,708	$51,548	$156,552	$207,645
Depreciation and amortization expenses(e)	11,270	8,912	28,368	22,990
Interest expense, net(e)	30,924	17,966	78,357	57,013
Foreign currency transaction (gain) loss(e)	(363)	102	(70)	373
Provision for income taxes	15,884	16,667	49,105	67,607
Stock-based compensation expense	5,457	5,018	15,957	16,072
Adjustments:
Transaction-related costs(a)	—	—	—	1,424
Lease termination and cease-use gain(b)	—	(113)	—	(113)
Equity method investment loss (income)(c)	129	(529)	(6,522)	(2,558)
Other nonoperating expenses(d)	230	—	1,321	1,128

Adjusted EBITDA	$115,239	$99,571	$323,068	$371,581

Adjusted EBITDA margin calculated as follows:
Total Revenue	$456,200	$320,160	$1,249,921	$844,324
Adjusted EBITDA	115,239	99,571	323,068	371,581
Adjusted EBITDA as a percentage of total revenue	25.3%	31.1%	25.8%	44.0%

(a)	In the first quarter of 2021, the Company incurred expenses totaling $1.4 million ($1.1 million net of tax) related to acquisitions and a divestiture of a subsidiary.
(b)	In the third quarter of 2021, the Company recorded a gain of $0.1 million ($0.1 million net of tax) upon the exit of leased office space.
(c)

In the second quarter of 2022, the Company recorded a gain of $10.9 million ($8.3 million net of tax) on an equity method investment, partially offset by a $4.4 million ($3.3 million net of tax) loss on the sale of another equity method investment.

(d)

In the first quarter of 2021, the Company recorded other nonoperating expense of $0.4 million ($0.3 million net of tax) related to the repurchase of securitization notes. In the second quarter of 2021 and the second and third quarters of 2022, the Company recorded other nonoperating expenses of $0.8 million ($0.6 million net of tax), $1.1 million ($0.8 million net of tax) and $0.2 million ($0.2 million net of tax), respectively, related to incomplete transactions.

(e)	Excludes amounts attributable to noncontrolling interests.

CONTACT: Public Relations Contact: Erin Yeager, Email: media@enova.com; Investor Relations Contact: Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com, Cassidy Fuller, Office: (415) 217-4168, Email: IR@enova.com